Exhibit 4.2

FORM OF EXERCISE FORM

From:        The Bank of New York (the “Subscription Agent”)

To:             Registered holders of Common Stock of Banco Latinoamericano de Exportaciones, S.A.

Re:             RIGHTS OFFERING

Banco Latinoamericano de Exportaciones, S.A. (the “Company”) is offering 22,000,000 shares of its common stock (the “Shares”) in the aggregate to its existing shareholders as of May 30, 2003 (the “Record Date”) pursuant to a rights offering (the “Rights Offering”). Each Record Date Shareholder has received 1.15 rights (the “Rights”) for every share of common stock held on the Record Date to subscribe for newly issued Shares. Each Right will entitle the holder to purchase one Share of common stock of the class presently held at the Subscription Price, payable in U.S. dollars. The Subscription Price per Share will be the lowest of the three averages of the last reported sales price of a Class E share of the Company on the NYSE for three periods consisting of 90, 30 and 10 trading days, respectively, each ending on June 18, 2003 (the “Pricing Date”). If you submit your written subscription to the Subscription Agent prior to 5:00 p.m., New York City time, on the Pricing Date, the amount of the accompanying payment for any Shares for which you subscribe will be based on an Estimated Subscription Price of $6.13 per Share. If you submit your subscription after that time, when the actual Subscription Price is known, payment for the shares for which you subscribe must be based on the actual Subscription Price, which will be announced in a press release as soon as it is determined on the Pricing Date, posted on the Company’s website at www.blx.com and included in a supplement to the Prospectus. In accordance with the Over-Subscription Privilege, as a Record Date Shareholder, you are also entitled to subscribe for additional Shares if Shares remaining after exercise of Rights pursuant to the Primary Subscription are available and you have fully exercised all Rights issued to you. If sufficient Shares are available after completion of the Primary Subscription, all over-subscriptions will be honored in full. If sufficient Shares are not available after completion of the Primary Subscription to honor all over-subscriptions, the available Shares will be allocated among those who over-subscribe based on the number of Rights originally issued to them by the Company, so that the number of Shares issued to shareholders who subscribe pursuant to the Over-Subscription Privilege will generally be in proportion to the number of Shares owned by them on the Record Date. The Rights Offering will expire on June 20, 2003 at 5:00 p.m. (New York City time) (the “Expiration Date”) .

Record Date Shareholders who wish to participate in the Rights Offering must submit a written subscription for Shares by completing this exercise form (this “Subscription Certificate”) and delivering the Subscription Certificate to the Subscription Agent prior to the Expiration Date.

The following documents are enclosed:

1.	a Prospectus for the Rights Offering;
2.	the Annual Report on Form 20-F of the Company for the fiscal year 2002;
3.	a Subscription Certificate evidencing your Rights;
4.	instructions regarding the Subscription Certificate;
5.	Notice of Guaranteed Delivery for Subscription Certificate(s);
6.	Rescission Form
7.	return envelope addressed to The Bank of New York, the Subscription Agent for this offering; and
8.	W-9 Guidelines.

If your subscription is received by the Subscription Agent prior to 5:00 p.m., New York City time, on the Pricing Date, you will be advised by fax or e-mail of the Subscription Price on the Pricing Date. If the Subscription Price is within the subscription price range of $4.63 to $7.63, you will have the right to rescind your subscription by submitting to the Subscription Agent a completed Rescission Form prior to 5:00 p.m., New York City time, on June 20, 2003. If the Subscription Price is outside the subscription price range, the Company will not accept your subscription unless you have reaffirmed your subscription to the Soliciting Dealers after you have been advised of the Subscription Price. If you exercise your Rights after 5:00 p.m. on the Pricing Date, you will have no right to modify or rescind your subscription after the Subscription Agent receives your completed Exercise Form or Notice of Guaranteed Delivery from you or your Nominee Holder, whether or not the Subscription Price is within the subscription price range.

IF YOU DO NOT SUBMIT THIS FORM BY THE EXPIRATION DATE YOU WILL NOT BE ABLE TO EXERCISE YOUR RIGHTS.

You should read the Prospectus dated May 20, 2003 enclosed herewith for a complete description of the Rights Offering. Terms not defined herein shall have the meanings given to them in the Prospectus.

For additional information regarding the Rights Offering, contact MacKenzie Partners, Inc., the Information Agent for the Rights Offering, at (212) 929-5500.

FOLD HERE

SUBSCRIPTION CERTIFICATE NUMBER:                                                                                  NUMBER OF RIGHTS:

SUBSCRIPTION CERTIFICATE

BANCO LATINOAMERICANO DE EXPORTACIONES, S.A.

SUBSCRIPTION RIGHTS FOR SHARES OF COMMON STOCK

This Subscription Certificate represents the number of Rights set forth in the upper right hand corner of this Form. The holder is entitled to acquire one (1) Share of the common stock of Banco Latinoamericano de Exportaciones, S.A. (the “Company”) for each one (1) Right held.

To subscribe for Shares of common stock, the holder must present to the Subscription Agent prior to 5:00 p.m., New York City time, on the Expiration Date either (i) a notice of guaranteed delivery attached hereto, guaranteeing delivery of (a) payment for the subscription Shares (under both Primary Subscription and the Over-Subscription Privilege) and (b) a properly completed and executed copy of this Subscription Certificate; or (ii) a properly completed and executed copy of this Subscription Certificate, together with a wire transfer (in same day funds), a money order or a certified check drawn on a bank located in the United States of America and payable to The Bank of New York for an amount equal to the number of Shares subscribed for multiplied by the Estimated Subscription Price (if prior to the Pricing Date) or the actual Subscription Price (if after the Pricing Date). Subscribers will be subsequently notified as to the number of Shares subscribed (under both Primary Subscription and the Over-Subscription Privilege) and the total amount owed based on the Subscription Price. See page 33 of the Prospectus. Payment required from a holder must be received by the Subscription Agent on the Expiration Date, or if the holder has elected to make payment by means of a notice of guaranteed delivery, payment will be due three (3) NYSE trading days after the Expiration Date. If a holder’s subscription is received by the Subscription Agent prior to 5:00 p.m., New York City time, on the Pricing Date, the holder will be advised by fax or e-mail of the Subscription Price on the Pricing Date. If the Subscription Price is within the subscription price range of $4.63 to $7.63, the holder will have the right to rescind the subscription by submitting to the Subscription Agent a completed Rescission Form prior to 5:00 p.m., New York City time, on June 20, 2003. If the Subscription Price is outside the subscription price range, the Company will not accept the subscription unless the holder has reaffirmed the subscription to the Subscription Agent after having been advised of the Subscription Price. If a holder exercises Rights after 5:00 p.m. on the Pricing Date, the holder will have no right to modify or rescind the subscription after the Subscription Agent receives the completed Exercise Form or Notice of Guaranteed Delivery from the holder or Nominee Holder, whether or not the Subscription Price is within the subscription price range.

If a holder who acquires Shares pursuant to the Primary Subscription or the Over-Subscription Privilege does not make payment of any amounts due, the Company reserves the right to (i) find other purchasers for the subscribed-for and unpaid-for Shares; (ii) apply any payment actually received by it toward the purchase of the greatest whole number of Shares which could be acquired by such holder upon exercise of the Primary Subscription and/or Over-Subscription Privilege; (iii) sell all or a portion of the Shares purchased by the holder, in the open market, and apply the proceeds to the amounts owed; and/or (iv) exercise any and all other rights and/or remedies to which it may be entitled, including, without limitation, the right to setoff against payments actually received by it with respect to such subscribed Shares and to enforce the relevant guaranty of payment.

REGISTERED OWNER	BANCO LATINOAMERICANO DE EXPORTACIONES, S.A.

THE BANK OF NEW YORK as SubscriptionAgent

	By Mail: The Bank of New York Reorganization Services P.O. Box 11248 Church Street Station New York, NY 10286-1248	By Overnight Courier or By Hand: The Bank of New York Reorganization Services 101 Barclay Street Receive and Deliver Window, Street Level New York, NY 10286

THIS CERTIFICATE MAY NOT BE TRANSFERRED

THESE SUBSCRIPTION RIGHTS ARE NON-TRANSFERABLE.

THE REGISTERED OWNER OF THIS SUBSCRIPTION CERTIFICATE IS ENTITLED TO THE NUMBER OF RIGHTS SHOWN IN THE UPPER RIGHT HAND CORNER OF THE OTHER SIDE OF THIS FORM AND TO SUBSCRIBE FOR ADDITIONAL SHARES OF COMMON STOCK OF BANCO LATINOAMERICANO DE EXPORTACIONES, S.A. UPON THE TERMS AND CONDITIONS SPECIFIED IN THE PROSPECTUS RELATING THERETO, WHICH ARE INCORPORATED HEREIN BY REFERENCE, AND IS ALSO AFFORDED THE OVER-SUBSCRIPTION PRIVILEGE DESCRIBED IN THE PROSPECTUS.

PLEASE FILL IN ALL APPLICABLE INFORMATION:

1.

A)    Number of Shares Subscribed for under the Primary

        Subscription(not to exceed the ratio of one (1) Share for      every one (1) Right held):

B)    Number of Shares subscribed for under the Over-     Subscription Privilege:

C)    Total of (A) and (B) above

I hereby irrevocably subscribe for the number of Shares indicated herein upon the terms and conditions specified in the Prospectus relating thereto. Receipt of the Prospectus is hereby acknowledged.

Signature of Subscriber(s):

(Joint owners should each sign. If signing as an executor, administrator, attorney, trustee, or guardian, give title as such. If a corporation, sign in the full corporate name by an authorized officer. If a partnership, sign in the name of authorized person.)

Name of Subscriber(s):

Fax No:

E-mail address:

2.

Method of Payment: Check (A), (B) or (C):

A)    Notice of Guaranteed Delivery of payment

Or

B)    Multiply number of Shares on Line 1(C) by __* (and      enclose money order or certified check in this amount      payable to “The Bank of New York”)

or

C)    Wire Transfer (contact the Subscription Agent for wire      instructions)

TO BE EXECUTED ONLY BY

    NON-UNITED STATES RESIDENTS:

I hereby certify that the foregoing purchase of common stock has been effected in accordance with the applicable laws of the jurisdiction in which I reside.

Dated:

*	NOTE: Payments accompanying subscriptions submitted prior to 5:00p.m., New York City time, on June 18, 2003, the Pricing Date, must be based on the Estimated Subscription Price of $6.13 per share. Payments made after that time must be based on the actual Subscription Price. The Subscription Price will be determined on the Pricing Date, and could be higher or lower than the Estimated Subscription Price depending on the changes in the price of the shares of Class E Common Stock.

Substitute Form W-9
PART 1 — PLEASE PROVIDE YOUR TAXPAYER IDENTIFICATION NUMBER (TIN) IN THE BOX AT THE RIGHT AND CERTIFY BY SIGNING AND DATING BELOW.
Social Security No. OR Taxpayer ID No.

CERTIFICATION — UNDER THE PENALTIES OF PERJURY, I CERTIFY THAT: (1) THE NUMBER SHOWN ON THIS FORM IS MY CORRECT TAXPAYER IDENTIFICATION NUMBER (OR I AM WAITING FOR A NUMBER TO BE ISSUED TO ME); (2) I AM NOT SUBJECT TO BACKUP WITHHOLDING BECAUSE: (A) I AM EXEMPT FROM BACKUP WITHHOLDING, OR (B) I HAVE NOT BEEN NOTIFIED BY THE INTERNAL REVENUE SERVICE (IRS) THAT I AM SUBJECT TO BACKUP WITHHOLDING AS A RESULT OF A FAILURE TO REPORT ALL INTEREST OR DIVIDENDS, OR (C) THE IRS HAS NOTIFIED ME THAT I AM NO LONGER SUBJECT TO BACKUP WITHHOLDING, AND (3) I AM A U.S. PERSON (INCLUDING A U.S. RESIDENT ALIEN). (YOU MUST CROSS OUT ITEM, (2) ABOVE IF YOU HAVE BEEN NOTIFIED BY THE IRS THAT YOU ARE SUBJECT TO BACKUP WITHHOLDING BECAUSE OF UNDER REPORTING INTEREST OR DIVIDENDS ON YOUR TAX RETURN)

Part 2 – ☐ TIN applied for (or intended to apply for in near future) CHECK BOX IF APPLICABLE Part 3 – ☐ EXEMPT PAYEE Attach Certificate of Foreign Status
Department of the Treasury, Internal Revenue Service Payer’s Request for Taxpayer Identification Number (TIN)

Signature Name Address Date